                                                                   Exhibit 99.19

FOR IMMEDIATE RELEASE


                           RAMSAY YOUTH SERVICES, INC.
                         ANNOUNCES THIRD QUARTER RESULTS

CORAL GABLES, FLORIDA, NOVEMBER 5, 2001 . . . RAMSAY YOUTH SERVICES, INC. (NASDAQ:RYOU) today announced results for the third quarter ended September 30, 2001. Total revenues for the quarter were $33,638,000, an increase of 21% over total revenues of $27,865,000 from the same period of the prior year. Net income for the third quarter was $1,078,000 or $0.10 per share on a fully diluted basis as compared to $138,000 or $0.02 per share on a fully diluted basis for the same quarter last year.

For the nine months ended September 30, 2001, the Company reported a 30% increase in total revenues. Revenues totaled $99,267,000 for the nine months period as compared to $76,579,000 for the same period of the prior year. Net income for the nine months ended September 30, 2001 grew to $2,258,000 or $0.23 per share on a fully diluted basis as compared to $405,000 or $0.05 per share on a fully diluted basis for the same period of the prior year.

"We are very pleased with our results and the Company's performance throughout the year," stated, Luis E. Lamela, President and CEO of Ramsay Youth Services, Inc. "Our continued success is attributed to the growth and expansion of the Company's specialized behavioral health programs and services."

Ramsay Youth Services, Inc. is a leading provider and manager of mental health, substance abuse and behavioral health programs and services in residential and non-residential settings in ten states and the Commonwealth of Puerto Rico.

Except for historical information contained herein, the matters set forth in this news release are forward-looking statements as defined under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements involve known and unknown risks and uncertainties. Actual operations and results may differ materially from those expected in the forward looking statements made by the Company. Please refer to Ramsay's filings with the Securities and Exchange Commission for additional information, specifically the Risk Factors section in the Company's 10K form for the year ended December 31, 2000.


                                  Tables Follow
                                       ###


Contact: Isa Diaz
         Vice President Corporate Relations
         (305) 569-4626

                  RAMSAY YOUTH SERVICES, INC. AND SUBSIDIARIES
                                OPERATING RESULTS


                                                                              NINE MONTHS ENDED SEPTEMBER 30,
                                                        ----------------------------------------------------------------------
                                                                        2001                                 2000
                                                        -------------------------------        -------------------------------
Revenues                                                $ 99,267,000              100.0%       $ 76,579,000              100.0%

Operating expenses:
   Salaries, wages and benefits                           61,846,000               62.3%         48,345,000               63.1%
   Other operating expenses                               28,087,000               28.3%         21,961,000               28.7%
   Provision for doubtful accounts                         2,183,000                2.2%          1,730,000                2.3%
   Depreciation and amortization                           1,824,000                1.8%          1,721,000                2.2%
                                                        -------------------------------        -------------------------------
Total operating expenses                                  93,940,000               94.6%         73,757,000               96.3%
                                                        -------------------------------        -------------------------------

Income from operations                                     5,327,000                5.4%          2,822,000                3.7%


Non-operating expenses
   Interest and other financing charges, net               2,597,000                2.6%          1,815,000                2.4%
   Loss on sale of assets                                         --                0.0%            456,000                0.6%
                                                        -------------------------------        -------------------------------
      Total non-operating expenses, net                    2,597,000                2.6%          2,271,000                3.0%

Income before income taxes                                 2,730,000                2.8%            551,000                0.7%

Provision for income taxes                                   472,000                0.5%            146,000                0.2%
                                                        -------------------------------        -------------------------------

 Net income                                             $  2,258,000                2.3%       $    405,000                0.5%
                                                        ===============================        ===============================

Income per common share:
   Basic                                                $       0.25                           $       0.05
                                                        ============                           ============
   Diluted                                              $       0.23                           $       0.05
                                                        ============                           ============

Weighted average number of common shares outstanding:
   Basic                                                   8,977,000                              8,908,000
                                                        ============                           ============
   Diluted                                                 9,977,000                              9,034,000
                                                        ============                           ============


                  RAMSAY YOUTH SERVICES, INC. AND SUBSIDIARIES
                                OPERATING RESULTS


                                                                                QUARTER ENDED SEPTEMBER 30,
                                                       ----------------------------------------------------------------------
                                                                      2001                                 2000
                                                       -------------------------------        -------------------------------
Revenues                                               $ 33,638,000              100.0%       $ 27,865,000              100.0%

Operating expenses:
   Salaries, wages and benefits                          21,283,000               63.3%         18,012,000               64.6%
   Other operating expenses                               9,457,000               28.1%          7,995,000               28.7%
   Provision for doubtful accounts                          264,000                0.8%            265,000                1.0%
   Depreciation and amortization                            639,000                1.9%            573,000                2.1%
                                                       -------------------------------        -------------------------------
Total operating expenses                                 31,643,000               94.1%         26,845,000               96.4%
                                                       -------------------------------        -------------------------------

Income from operations                                    1,995,000                5.9%          1,020,000                3.6%

Non-operating expenses:
   Interest and other financing charges, net                746,000                2.2%            820,000                2.9%
                                                       -------------------------------        -------------------------------
      Total non-operating expenses, net                     746,000                2.2%            820,000                2.9%


Income before income taxes                                1,249,000                3.7%            200,000                0.7%

Provision for income taxes                                  171,000                0.5%             62,000                0.2%
                                                       -------------------------------        -------------------------------

 Net income                                            $  1,078,000                3.2%       $    138,000                0.5%
                                                       ================================       ================================

Income per common share:
   Basic                                               $       0.12                           $       0.02
                                                       ============                           ============
   Diluted                                             $       0.10                           $       0.02
                                                       ============                           ============

Weighted average number of common shares outstanding:
   Basic                                                  9,056,000                              8,915,000
                                                       ============                           ============
   Diluted                                               11,059,000                              8,915,000
                                                       ============                           ============
